EXHIBIT 10.4

                             SIXTH AMENDMENT TO THE
                        TEJAS GAS CORPORATION THRIFT PLAN
                      (as amended and restated July, 1993)

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        WHEREAS, Tejas Gas Corporation (the "Company") has adopted and maintains the Tejas Gas Corporation Thrift Plan, originally effective January 1, 1989, and as amended and restated July 1993, and as subsequently amended by the First through Fifth Amendments (the "Plan"); and

        WHEREAS, the Company is acquiring Transok, Inc. on June 6, 1996; and

        WHEREAS, the Company wishes to amend the Plan to provide that Transok, Inc. is a participating employer under the Plan, to grant service credit for eligibility and vesting purposes for employment with Transok, and to eliminate separate participant direction with respect to dividends paid on Company preferred stock; and

        WHEREAS, pursuant to Section 11.3 of the Plan, the Company has reserved the right to amend the Plan at any time.

        NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the Plan is amended in the following respects:

        1. Section 1.10 (Definition of Company) is amended, effective June 1, 1996, to reletter subparagraph (f) as (g), to add the following new subparagraph
(f) after subparagraph (e), and to delete the "and" at the end of subparagraph
(e):

               "(f) On or after June 6, 1996, Transok, Inc., an Oklahoma corporation; and".

        2. Section 2.1 (Participation) is amended, effective June 6, 1996, to add the following new subparagraph (f) and to reletter the existing subparagraph
(f) as subparagraph (g):

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               "(f) Employees who are employed by Transok, Inc., on June 6,
               1996, shall become Participants on June 6, 1996."

        3. Paragraph (d)(vi) (Period of Service) of Section 5.5 (Years of Service) is amended, effective June 6, 1996, to add the following new subparagraph (J) at the end thereof, to delete the "and" at the end of subparagraph (H), and to substitute "; and" for the period at the end of subparagraph (I):

               "(J) Service with Transok, Inc. prior to June 6, 1996, for employees who were employed by Transok, Inc. on June 6, 1996."

        4. Section 9.1(d) (Investment Elections) is amended, effective July 1, 1996, by changing the first sentence to read as follows:

               "Participant investment elections pursuant to subsection (a) shall apply separately to: (i) Account balances, and (ii) future contributions."

        5. Section 12.2 (Right to Make Rollover Contributions to this Plan) is amended, effective June 6, 1996, by substituting the following for subparagraph
(e) thereof:

               "(e) consist of cash, and other investments which the Committee determines in its Discretion to be appropriate."

        IN WITNESS WHEREOF, the Company has caused this Sixth Amendment to the Tejas Gas Corporation Thrift Plan as amended and restated July 1993, to be executed by its duly authorized officer on this 6th day of June, 1996.

                                                TEJAS GAS CORPORATION

ATTEST

                                                /s/   JAMES W. WHALEN
/s/ P. ANTHONY LANNIE                           By:   James W. Whalen
    P. Anthony Lannie                           Its:  Executive Vice President

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